UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Robert J. Greenberg as Director, and Officer of the Company

On April 3, 2018, Dr. Robert Greenberg, our former Chairman of the Board, tendered his resignation as a director and from all other positions at the company effective immediately. Written correspondence from Dr. Greenberg to Bill Link, the chair of the Board’s Compensation Committee, concerning the circumstances surrounding his resignation is attached as Exhibit 17.1 to this Current Report on Form 8-K. The Board disagrees with the characterizations in Dr. Greenberg’s email but has accepted his resignation and has been conducting severance discussions with him that currently are in process.

In the view of the Board and of management, Dr. Greenberg’s resignation was an outgrowth of a disagreement over his reporting relationship with the Company and his proposed compensation.

No later than the day that the company files this Form 8-K with the SEC, we will provide Dr. Greenberg with a copy of the disclosures made in this Form 8-K and inform him that he has the opportunity to furnish us as promptly as possible with a letter stating whether he agrees with the statements made in this Form 8-K and, if not, stating the respects in which he does not agree. Any such letter received by us from Dr. Greenberg will be filed with the SEC.

Item 8.01 Other Events

On April 9, 2018, the Company issued a press release announcing Dr. Greenberg’s resignation.

A copy of our press release entitled “Second Sight Announces Dr. Robert Greenberg’s Resignation from Board of Directors and as an Officer of the Company” is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Correspondence from Dr. Robert Greenberg dated April 3, 2018.
99.1	Press Release issued April 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer